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                                                                     Exhibit 3.2

                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                     APRISMA MANAGEMENT TECHNOLOGIES, INC.
                               Table of Contents

                                                                            Page
ARTICLE 1 - STOCKHOLDERS....................................................   1
     1.1  Place of Meetings.................................................   1
     1.2  Annual Meeting....................................................   1
     1.3  Special Meeting...................................................   1
     1.4  Notice of Meetings................................................   1
     1.5  Voting List.......................................................   2
     1.6  Quorum............................................................   2
     1.7  Adjournments......................................................   2
     1.8  Voting and Proxies................................................   2
     1.9  Proxy Representation..............................................   2
     1.10  Action at Meeting................................................   3
     1.11  Nomination of Directors..........................................   3
     1.12  Notice of Business at Annual Meetings............................   4
     1.13  Action without Meeting...........................................   5
     1.14  Organization.....................................................   5
ARTICLE 2 - DIRECTORS.......................................................   5
     2.1  General Powers....................................................   5
     2.2  Number; Election and Qualification................................   5
     2.3  Classes of Directors..............................................   5
     2.4  Terms of Office...................................................   5
     2.5  Allocation of Directors Among Classes in the Event of Increases
          or Decreases in the Number of Directors...........................   6
     2.6  Vacancies.........................................................   6
     2.7  Resignation.......................................................   6
     2.8  Regular Meetings..................................................   6
     2.9  Special Meetings..................................................   7
     2.10  Notice of Special Meetings.......................................   7
     2.11  Meetings by Telephone Conference Calls...........................   7
     2.12  Quorum...........................................................   7
     2.13  Action at Meeting................................................   7
     2.14  Action Without a Meeting.........................................   7
     2.15  Removal..........................................................   7
     2.16  Committees.......................................................   8
     2.17  Compensation of Directors........................................   8
ARTICLE 3 - OFFICERS........................................................   8


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     3.1  Enumeration.......................................................   8
     3.2  Election..........................................................   8
     3.3  Qualification.....................................................   8
     3.4  Tenure............................................................   8
     3.5  Resignation and Removal...........................................   9
     3.6  Vacancies.........................................................   9
     3.7  Chairman of the Board and Vice Chairman of the Board..............   9
     3.8  President.........................................................   9
     3.9  Vice Presidents...................................................   9
     3.10  Secretary and Assistant Secretaries..............................  10
     3.11  Treasurer and Assistant Treasurers...............................  10
     3.12  Salaries.........................................................  10
ARTICLE 4 - CAPITAL STOCK...................................................  10
     4.1  Issuance of Stock.................................................  10
     4.2  Certificates of Stock.............................................  11
     4.3  Transfers.........................................................  11
     4.4  Lost, Stolen or Destroyed Certificates............................  11
     4.5  Record Date.......................................................  11
ARTICLE 5 - GENERAL PROVISIONS..............................................  12
     5.1  Fiscal Year.......................................................  12
     5.2  Corporate Seal....................................................  12
     5.3  Waiver of Notice..................................................  12
     5.4  Voting of Securities..............................................  12
     5.5  Evidence of Authority.............................................  12
     5.6  Certificate of Incorporation......................................  12
     5.7  Transactions with Interested Parties..............................  12
     5.8  Severability......................................................  13
     5.9  Pronouns..........................................................  13
ARTICLE 6 - AMENDMENTS......................................................  13
     6.1  By the Board of Directors.........................................  13
     6.2  By the Stockholders...............................................  13
ARTICLE 7 - INDEMNIFICATION.................................................  13

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                           ARTICLE 1 - STOCKHOLDERS
                           ------------------------

   1.1 Place of Meetings. All meetings of the stockholders for the election of directors will be held at such place, within or without the State of Delaware, or, if so determined by the Board of Directors in its sole discretion, at no place (but rather by means of remote communication), as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, or, if so determined by the board of directors in its sole discretion, at no place (but rather by means of remote communication), as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

   1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held at 10:00 a.m. on the second Thursday in July each year (unless that day be a legal holiday in the place where the meeting is to be held in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday) or at such other date and time as shall be fixed by the Board of Directors or the President and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of stockholders shall be deemed to refer to such special meeting.

   1.3 Special Meeting. Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors or a majority of the Board of Directors. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

   1.4 Notice of Meetings. Notice stating the place, if any, the day, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the hour of any meeting of the stockholders and, in case of a special meting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting (unless the lapse of the prescribed period of time shall have been waived), in accordance with applicable law, by or at the direction of the chairman of the board, if any, the president, the secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with the postage thereon prepaid. As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. Notice to stockholders may be given by a form of electronic transmission if consented to by the stockholders to whom the notice is so given.

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   1.5  Voting List.  At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, shall be prepared by the officer or agent having charge of the stock transfer books and shall be open to examination by any stockholder on either a reasonably accessible electronic network (for which such information required to access the electronic network shall be provided with the notice of the meeting) or at the corporation's principal place of business during ordinary business hours. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. If the meeting is to be held at a place, such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

   1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

   1.7 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by a majority of the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than thirty (30) days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

   1.8 Voting and Proxies. Each stockholder shall have one vote for each share of capital stock entitled to vote and held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. Notwithstanding the foregoing, voting at meetings of stockholders need not be by written ballot and may be by electronic means, as determined by the Board of Directors in its sole discretion.

   1.9 Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is

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entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. The delivery of a proxy on behalf of a stockholder consistent with telephonic or electronically transmitted instructions obtained pursuant to procedures of the corporation reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute execution and delivery of the proxy by or on behalf of the stockholder. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof. A proxy purporting to be authorized by or on behalf of a stockholder, if accepted by the corporation in its discretion, shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

   1.10 Action at Meeting. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by the By-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

   1.11 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. The nomination for election to the Board of Directors of the corporation at a meeting of stockholders may be made by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section
1.11. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then such nomination shall have been delivered to or mailed and received by the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder

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giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

     The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

   1.12 Notice of Business at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the corporation, the procedures in Section 1.11 must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed by first class United States mail, postage prepaid, to the Secretary, and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.12 and except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules, or any successor provision, promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the corporation's proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 1.12.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.12, and if he should so

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determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

   1.13 Action without Meeting. Stockholders may not take any action by written consent in lieu of a meeting.

   1.14 Organization. The Chairman of the Board, or in his absence the Vice Chairman of the Board designated by the Chairman of the Board, or the President, in the order named, shall call meetings of the stockholders to order, and act as chairman of such meeting; provided, however, that the Board of Directors may appoint any stockholder to act as chairman of any meeting in the absence of the Chairman of the Board. The Secretary of the corporation shall act as secretary at all meetings of the stockholders; provided, however, that in the absence of the Secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

                             ARTICLE 2 - DIRECTORS
                             ---------------------

   2.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

   2.2 Number; Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. The directors need not be stockholders of the corporation.

   2.3 Classes of Directors. Effective upon such time as a class of capital stock of this corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, the Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. At that time, the Board of Directors shall designate which of the existing directors (each, an "initial director") shall serve in which class.

   2.4 Terms of Office. Effective upon such time as a class of capital stock of this corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statutes, except as otherwise provided in the Certificate of Incorporation or these By-Laws, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting of stockholders occurring in calendar year 2001; each initial director in Class II shall serve for a term ending on the date of the annual meeting of

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stockholders occurring in calendar year 2002; and each initial director in Class
III shall serve for a term ending on the date of the annual meeting of stockholders occurring in calendar year 2003; and provided, further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

   2.5 Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the number of directors during such time as a class of capital stock of this corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statutes, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. Unless otherwise provided by the Board of Directors, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation.

   2.6 Vacancies. Subject to the rights of the holders of any Preferred Stock, any vacancies on the board of directors resulting from death, resignation or removal shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the board of directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with these by-laws. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

   2.7 Resignation. Any director may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

   2.8 Regular Meetings. The regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided, that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

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   2.9  Special Meetings.  Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, the President, two or more directors, or by one director in the event that there is only a single director in office.

   2.10 Notice of Special Meetings. Notice of any special meeting of the Board of Directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. The notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least twenty four (24) hours in advance of the meeting, (ii) by telegram, telecopy, electronic mail or other means of electronic transmission, or by delivering written notice by hand, to his last known business or home address at least twenty four (24) hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least seventy two
(72) hours in advance of the meeting. A notice or waiver of notice of a special meeting of the Board of Directors need not specify the purposes of the meeting.

   2.11 Meetings by Telephone Conference Calls. The Board of Directors or any members of any committee of the Board of Directors designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

   2.12 Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number of directors so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

   2.13 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

   2.14 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writings or electronic transmission or transmissions are filed with the records of the meetings of the board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

   2.15 Removal. The directors of the corporation may be removed only for cause by the affirmative vote of the holders of 80% of the shares of the capital stock of the corporation issued and outstanding and entitled to vote generally

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in the election of directors cast at a meeting of the stockholders called for that purpose.

   2.16 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified members at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

   2.17 Compensation of Directors. The directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

                             ARTICLE 3 - OFFICERS
                             --------------------

   3.1 Enumeration. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

   3.2 Election. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

   3.3 Qualification. No officer need be a stockholder of the corporation. Any two or more offices may be held by the same person.

   3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the

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vote choosing or appointing him, or until his earlier death, resignation or removal.

   3.5 Resignation and Removal. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

   Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

   3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

   3.7 Chairman of the Board and Vice Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

   3.8 President. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders and, if he is a director, at all meetings of the Board of Directors. Unless the Board of Directors has designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

   3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

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

   3.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

   Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

   In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

   3.11 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation. Unless the Board of Directors has designated another officer as Chief Financial Officer, the Treasurer shall be the Chief Financial Officer of the corporation.

   The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

   3.12 Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                           ARTICLE 4 - CAPITAL STOCK
                           -------------------------

   4.1 Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation

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

or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

   4.2 Certificates of Stock. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

   Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

   4.3 Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

   4.4 Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

   4.5 Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

   If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

   A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                        ARTICLE 5 - GENERAL PROVISIONS
                        ------------------------------

   5.1 Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall end on the Saturday closest to the last day of February in each year.

   5.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

   5.3 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

   5.4 Voting of Securities. Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

   5.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

   5.6 Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Amended and Restated Certificate of Incorporation of the corporation, as amended or restated and in effect from time to time.

   5.7 Transactions with Interested Parties. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or

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

participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

   (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee of the Board of Directors in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

   (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

   (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors, or the stockholders.

   Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

   5.8 Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

   5.9 Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                            ARTICLE 6 - AMENDMENTS
                            ----------------------

   6.1 By the Board of Directors. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

   6.2 By the Stockholders. Notwithstanding any other provision of law, the Certificate of Incorporation or these By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy five percent (75%) of the shares of the capital stock of the corporation issued and outstanding and entitled to vote shall be required to alter, amend or repeal any provision of these By-Laws or to adopt new By-Laws.

                          ARTICLE 7 - INDEMNIFICATION
                          ---------------------------

   The corporation shall, to the maximum extent permitted under the General Corporation Law of the State of Delaware and except as otherwise provided in these By-Laws or the Certificate of Incorporation of the corporation, indemnify the directors, officers, employees and agents of this corporation against any liability arising out of his or her actions in that capacity. The corporation shall be permitted to secure insurance on behalf of any director, officer employee or other agent for any liability arising out of his or her actions in that capacity.

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